UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2018

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On November 16, 2018, Trinity Industries, Inc. ("Trinity") entered into an accelerated share repurchase program (the "ASR Program") with JPMorgan Chase Bank, National Association ("JPM") to repurchase $350 million of Trinity's common stock as part of Trinity's previously announced existing $500 million share repurchase program.

Under the terms of the ASR Program, Trinity has agreed to repurchase from JPM $350 million of its common stock, with an initial delivery of approximately 12.9 million shares, representing approximately 80% of the notional amount of the ASR Program, based on the closing price of $21.74 on November 15, 2018. Upon final settlement, Trinity may be entitled to receive additional shares of Trinity’s common stock from JPM or, under certain circumstances, Trinity may be required to deliver shares or make a cash payment, at its option, to JPM. The final number of shares to be repurchased will be based on Trinity's volume-weighted average stock price, less a discount, during the term of the ASR Program, which is expected to be completed by the end of first quarter of 2019.

The Master Confirmation for the ASR Program (the "Master Confirmation") contains the principal provisions governing the ASR Program, including, but not limited to, the mechanism used to determine the number of shares that will be delivered and the timing of such delivery, the circumstances under which JPM is permitted to make adjustments, the circumstances under which the ASR Program may be terminated early, and various acknowledgments, representations and warranties made by Trinity and JPM to one another.

The foregoing description of the ASR Program is a summary and is qualified in its entirety by the terms of the Master Confirmation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein.

Trinity will fund the ASR Program with proceeds received from an increase in borrowing under the Amended and Restated Term Loan Agreement dated as of November 8, 2018 among Trinity Rail Leasing 2017 LLC, the lenders party thereto, Crédit Agricole Corporate and Investment Bank, as Administrative Agent, and U.S. Bank National Association, as Collateral Agent, Custodian and Depositary.

Item 8.01     Other Events

On November 16, 2018, Trinity issued a press release announcing its entry into the ASR program and updating the Company's full year 2019 earnings per share guidance, which was previously provided with the third quarter 2018 earnings announcement. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Master Confirmation - Uncollared Accelerated Share Repurchase, dated November 16, 2018, between Trinity Industries, Inc. and JPMorgan Chase Bank, National Association
99.1	Press release announcing entry into an accelerated share repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

November 16, 2018	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer